Exhibit 10.32

LOAN AGREEMENT

BETWEEN:

BRAZIL POTASH CORP., a corporation existing pursuant to the laws of the Province of Ontario (hereinafter referred to as the “Borrower”)

OF THE FIRST PART

- and –

GREENWAY INVESTMENTS INTERNATIONAL LTD., a corporation existing pursuant to the laws of Barbados (hereinafter referred to as the “Lender”)

OF THE SECOND PART

WHEREAS the Lender has agreed to lend and the Borrower has agreed to borrow CAD$175,000 subject to the terms and conditions contained in this Loan Agreement (the “Loan”).

NOW THEREFORE in consideration of the mutual promises and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.	The Loan

The Lender hereby agrees to lend to the Borrower the principal sum of CAD$175,000 in lawful Canadian money (the “Principal”).

2.	Interest Rates

The Borrower and the Lender agree that interest shall accrue at 12% per annum on the Principal from the date hereof until the Repayment Date (defined below).

3.	Repayment

The Borrower shall have the right to repay the Principal and all accrued Interest in full at any time. The Borrower shall repay the Principal and all accrued Interest by no later than September 1, 2021 (the “Repayment Date”), subject to extension upon the mutual agreement of the Lender and Borrower.

4.	Use of Proceeds

The Borrower shall use the proceeds of the Loan solely for working capital and general corporate purposes.

5.	Waivers Generally

No waiver of any right or remedy of the Lender hereunder shall be effective unless in writing and signed by the Lender and any waiver granted by the Lender shall be effective only to the extent and in the circumstances specified therein. No failure, delay or omission by the Lender to exercise or enforce any rights or remedies under this note or any security collateral hereto shall constitute a waiver thereof or of any other rights or remedies of the Lender.

6.	Events of Default

a.	An event of default (“Event of Default”) shall occur if:

i.	The Borrower shall fail to pay to the Lender any amount of Principal, Interest or any other amount when due and payable hereunder;

ii.	the Borrower shall fail to make any payment of principal, interest or fees under any other loan agreement that the Borrower has entered into;

iii.	The Borrower shall fail to use the proceeds of the Loan in accordance with the requirements set out in Section 3 hereunder;

iv.	The Borrower shall sell or attempt to sell all or substantially all of its assets;

v.

A creditor shall take or purport to take possession or to assert a prior claim, hypothec or lien in respect of any substantial part of the property of the Borrower and such procedure is not contested in good faith by the Borrower immediately upon such event, or if a lien, execution, distress or any process of any court be levied or enforced against any of the foregoing and remain unsatisfied for such period as would permit such property or such part thereof to be sold thereunder;

vi.

A resolution is passed or a petition filed for the wind-up or liquidation of the Borrower or if the Borrower institutes proceedings under any bankruptcy, insolvency or analogous law or is adjudicated as bankrupt or insolvent, or consents to (or fails to contest in good faith) the institution of bankruptcy or insolvency proceedings against it or makes (or serves notice of intention to make) any proposal under any bankruptcy, insolvency or analogous laws, or consents (or fails to contest in good faith) to the filing of any such petition or to the appointment of a receiver of, or of any substantial part of, the property of the Borrower or makes a general assignment for the benefit of creditors, or makes or agrees to make any bulk sale without complying with the provisions of any applicable bulk sale provision, or admits (in writing or otherwise) its inability to pay its debts generally as they become due, or ceases or threatens to cease to carry on business as a going concern, or takes corporate action in furtherance of any of the aforesaid purposes; or

vii.	In the event of any breach or default by the Borrower of its obligations, undertakings, covenants, representations and warranties pursuant to this Loan Agreement.

b.

Upon the occurrence of each and every such Event of Default, the Lender shall provide notice to the Borrower and the Borrower shall have 30 days to cure such Event of Default (other than a failure to pay amounts due to the Lender in accordance with Section 7(a)(i) above, for which there shall be no cure period). In the event the Event of Default has not been cured within such 30 day period, the Lender may, at its option, by written notice to the Borrower declare the Principal advanced pursuant to this Loan Agreement outstanding hereunder, together with all other amounts payable hereunder (including any Interest thereon accrued and unpaid), to be due and payable and the same shall forthwith become immediately due and payable to the Lender, anything therein or herein to the contrary notwithstanding, and the Borrower shall pay forthwith to the Lender the amount of the Principal then outstanding and all other amounts payable hereunder, from the date of the said declaration until payment is received by the Lender.

c.

Should an Event of Default occur, the Lender may, at its option, exercise its rights by any act, proceeding, recourse or procedure authorized or permitted by law and may file its proof and any other documents necessary or desirable so that the request of the Lender may be considered in any liquidation or other proceeding with respect to the Borrower.

d.

No remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

e.	The delay or omission of the Lender to exercise any recourse mentioned above shall not invalidate any such recourse nor be interpreted as a waiver of any default hereunder.

7.	Security Undertaking

This loan is granted on an unsecured basis. The Borrower agrees and covenants not to grant security over any of its assets to a third party unless the Borrower has granted the same security to the Lender to secure the Borrower’s obligations hereunder on at least a pari passu basis with such other security, provided however that this provision shall not apply to any security over the assets of the Borrower granted to Anglo Pacific or any of its affiliates pursuant to a royalty agreement.

8.	Assigns, Successors and Governing Law

This note shall not be assignable by the Borrower without the prior written consent of the Lender. This note shall enure to the benefit of and be binding upon the respective successors of the Borrower and the Lender and the assigns of the Lender and the permitted assigns of the Borrower. This note shall be governed by and construed in accordance with the laws of the Province of Ontario.

9.	Interest Act and Criminal Rate of Interest

Each interest rate which is calculated under this note on any basis other than a full calendar year (the “deemed interest period”) is, for the purposes of the Interest Act (Canada), equivalent to a yearly rate calculated by dividing such interest rate by the actual number of days in the deemed interest period, then multiplying such result by the actual number of days in the calendar year (365 or 366).

In no event shall the aggregate “interest” (as defined in Section 347 (the “Criminal Code Section”) of the Criminal Code (Canada)) payable to the Lender under this note exceed the effective annual rate of interest lawfully permitted under the Criminal Code Section. Further, if any payment, collection or demand pursuant to this note in respect of such “interest” is determined to be contrary to the provisions of the Criminal Code Section, such payment, collection, or demand shall be deemed to have been made by mutual mistake of the Lender and the Borrower and such “interest” shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in the receipt by the Lender of interest at a rate not in contravention of the Criminal Code Section.

Dated as of the 26th day of February, 2021

GREENWAY INVESTMENTS INTERNATIONAL LTD.

By:	/s/ Fred Leigh
Authorized Signing Officer

BRAZIL POTASH CORP.

By:	/s/ Matt Simpson
Authorized Signing Officer

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